UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

On December 15, 2023 (“Effective Date”), Saving Digital Pte. Ltd., a Singapore exempt private company and a wholly-owned subsidiary of Mega Matrix Corp. (the “Licensor”), entered into a License Agreement (“Agreement”) with Marsland Global Limited, a British Virgin Islands company (the “Licensee”). The Licensor currently owns 30% of the voting stock of the Licensee. This Agreement is governed by the laws and regulations of Singapore.

Pursuant to the License Agreement, the Licensor granted the Licensee a license to use the two trademarks known as “MarsProtocol” (collectively, the “Trade Marks”) and all associated intellectual property rights for the Licensee’s business activities, subject to the terms and conditions outlined in this Agreement. The license fee will be paid on an annual basis of S$10,000 (Singapore Dollars 10,000) on or before each anniversary of the Effective Date during the term of the Agreement. The Licensor has agreed to waive the annual license fee for the first year. This Agreement is a perpetual agreement, and either party may terminate it at any time, for any reason, provided that at least a 10-day notice is given.

A copy of the License Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	License Agreement Between Saving Digital Pte. Ltd. And Marsland Global Limited, dated December 15, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer

Dated: December 20, 2023

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